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                                                                     EXHIBIT 4.2
                              MARKEL HOLDINGS INC.

                                     BYLAWS

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1.  Place and Time of Meetings.  Meetings of shareholders shall be
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held at such place, either within or without the Commonwealth of Virginia, and at such time, as may be provided in the notice of the meeting and approved by the President or the Board of Directors.

     Section 2.  Annual Meeting.  The annual meeting of shareholders shall be
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held in May of each year on the date designated by the Board of Directors and specified in the notice of the meeting.

     Section 3.  Substitute Annual Meeting.  If an annual meeting of
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shareholders is not held within the time period designated in these Bylaws, a substitute annual meeting shall be called as promptly as is practicable in accordance with the provisions of Section 4 of this Article. Any meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 4.  Special Meetings. Special meetings of the shareholders may be
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called by the Chairman of the Board of Directors, the Board of Directors, the
President or, if required by law, by shareholders. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.
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     Section 5.  Fixing Record Date.  Except as is provided in Section 10 of
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this Article, the Board of Directors may fix in advance a date to make a determination of shareholders entitled to notice, or to vote at any meeting of shareholders, to receive any dividend, or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders. If no such date is set, the date on which the notice of the meeting is mailed shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders (regardless of who may have called the meeting) has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 6.  Notice of Meetings.  Written notice stating the place, day and
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hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting (except as a different time is specified by law) either personally or by mail, by or at the direction of the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation.

     If an annual or special meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting

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before adjournment. However, if a new record date for an adjournment is fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date unless a court provides otherwise.

     Notwithstanding the foregoing, no notice of a shareholders' meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of shareholders' meetings to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

     Section 7.  Waiver of Notice; Attendance at Meeting.  A shareholder may
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waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

     A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the

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purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 8.  Quorum and Voting Requirements.  Shares entitled to vote as a
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separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law or by the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Less than a quorum may adjourn a meeting.

     Section 9.  Proxies.  A shareholder may vote his shares in person or by
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proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

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     The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment made irrevocable under this section is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of a corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

     Section 10.  Action Without Meeting.  Action required or permitted to be
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taken at a shareholders' meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section shall be effective when all consents are in the possession of the Corporation, unless the consent specifies a different effective date and states the date of execution by each shareholder, in which event it

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shall be effective according to the terms of the consent. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

     The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent described in the preceding paragraph.

     If notice of proposed action is required by law to be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation shall give such nonvoting shareholders written notice of the proposed action at least ten days before the action is taken.

     The notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

                                   ARTICLE II

                                   DIRECTORS

     Section 1.  General Powers.  The Corporation shall have a Board of
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Directors.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

     Section 2.  Number.  The number of directors of the Corporation shall be a
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number that is equal to or greater than three but less than or equal to eleven, the exact

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number of directors to be fixed, from time to time, by a resolution of the Board of Directors.

     Section 3.  Election and Term.  Directors shall be elected at each annual
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meeting of shareholders.  Despite the expiration of a director's term, such director shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. No individual shall be named or elected as a director without his prior consent.

     Section 4.  Removal; Vacancies.  The shareholders may remove any director
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with or without cause at a meeting called for that purpose.  Removal of a director shall be effective only if approved by a majority of the votes entitled to be cast at an election of directors of the voting group or groups by which such director was elected. A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director, or an increase in the number of directors, may be filled only by (i) the shareholders, (ii) the Board of Directors, or (iii) the majority vote of the remaining directors though less than a quorum of the Board of Directors. In the case of the resignation of a director that will become effective at a specified later date, the vacancy may be filled before it occurs but the new director may not take office until the vacancy occurs.

     Section 5.  Annual and Regular Meetings.  Annual meetings of the Board of
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Directors shall be held immediately following each annual meeting of shareholders, for the purpose of electing officers and carrying on such other business as may properly come before such meeting. Such meeting shall be held at the place where the shareholders' meeting was held. The Board of Directors may also adopt a schedule of

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additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

     Section 6.  Special Meetings.  Special meetings of the Board of Directors
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may be called by the President or the Board of Directors, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

     Section 7.  Notice of Meetings.  No notice need be given of regular
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meetings of the Board of Directors.

     Notice of special meetings of the Board of Directors shall be given to each director by delivering such notice to his residence or business address (or such other place as he may have directed in writing) by mail, messenger, telecopier, telegraph, or other means of written communication or by telephoning such notice to him not less than 24 hours before the meeting. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

     Section 8.  Waiver of Notice.  A director may waive any notice required by
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law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

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     A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 9.  Quorum; Voting.  A majority of the number of  directors
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prescribed in accordance with these Bylaws, or if no number has been prescribed, the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting; or (ii) he votes against, or abstains from, the action taken.

     Section 10.  Telephonic Meetings.  The Board of Directors may permit any or
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all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 11.  Action Without Meeting.  Action required or permitted to be
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taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the

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action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date and states the date of execution by each director, in which event it shall be effective according to the terms of the consent.

     Section 12.  Compensation.  Unless the Articles of Incorporation provide
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otherwise, the Board of Directors may fix the compensation of directors for their services as directors and may provide for the payment of all expenses incurred by directors in attending meetings of the Board of Directors.

                                  ARTICLE III

                            COMMITTEES OF DIRECTORS

     Section 1.  Committees.  The Board of Directors may create one or more
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committees and appoint members of the Board of Directors to serve on them.  Each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the number of directors required to take action under Section 9 of Article II of these Bylaws.

     Section 2.  Authority of Committees.  To the extent specified by the Board
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of Directors, each committee may exercise the authority of the Board of
Directors under Section 1 of Article II of these Bylaws, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by

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shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or repeal these Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

     The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct required of a director.

     Section 3.  Committee Meetings; Miscellaneous.  The provisions of Article
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II of these Bylaws relating to meetings, notice and waiver of notice, quorum and voting, and consents shall apply to committees of directors and their members.

                                   ARTICLE IV

                                    OFFICERS

     Section 1.  Officers.  The officers of the Corporation shall be a Chairman
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of the Board of Directors, a President, a Secretary, a Treasurer and a
Controller, and in the discretion of the Board of Directors, a Vice-Chairman of the Board of Directors, one or more Vice-Presidents and other officers and assistant officers as may be deemed

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necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

     Section 2.  Election; Term.  Officers shall be elected at the annual
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meeting of the Board of Directors and may be elected at such other time or times as the Board of Directors shall determine. They shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors, and such resignation is effective when notice is delivered unless the notice specifies a later effective date.

     Section 3.  Removal of Officers.  The Board of Directors may remove any
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officer or assistant officer at any time, with or without cause.

     Section 4.  Chairman of the Board of Directors.  The Chairman of the Board
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of Directors shall be the chief executive officer of the Corporation and shall have general supervision over, responsibility for, and control of the other officers, agents and employees of the Corporation. The Chairman of the Board of Directors shall preside as Chairman at all meetings of the shareholders and directors and shall perform such duties, and shall have such authority, as may be lawfully required of, or conferred upon, him by the Board of Directors.

     Section 5.  Vice Chairman of the Board of Directors.  The Vice Chairman of
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the Board of Directors shall, in the absence of the Chairman of the Board of
Directors, preside as Chairman at all meetings of the shareholders and directors and shall perform such duties, and shall have such authority, as may be lawfully required of, or conferred upon, him by the Board of Directors.

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     Section 6.  President.  The President shall be the principal administrative
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officer of the Corporation and, subject to the direction of the Chairman of the
Board of Directors, shall have general supervision over, responsibility for, and control of the other officers (except the Chairman and Vice Chairman of the Board of Directors), agents and employees of the Corporation. The President shall, during the absence, disqualification or inability to act of the Chairman or Vice Chairman of the Board of Directors, perform all the duties of the Chairman of the Board or the Vice Chairman of the Board of Directors, or both of them, as the case may be.

     Section 7.  Vice Presidents.  Each Vice President (including any Executive
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Vice President or Senior Vice President) shall perform such duties, and shall have such authority, as may lawfully be required of, or conferred upon, him by the Chairman of the Board of Directors, the President or the Board of Directors.

     The Vice Presidents (in the order of Executive Vice Presidents, Senior Vice Presidents and thereafter as designated by the Board of Directors from time to time or, if no such designation is made, in the order of election as a Vice President) shall, during the absence, disqualification or inability to act, of the President, severally exercise all the functions and perform all the duties of the President.

     Section 8.  Secretary.  The Secretary shall, as secretary of the meetings,
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record all proceedings at shareholders' meetings and directors meetings in a book or books kept for that purpose; he shall maintain the record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each; and, unless otherwise prescribed by the Board of Directors, he shall maintain the stock transfer books.

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     Section 9.  Treasurer.  The Treasurer shall have the custody of all moneys
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and securities of the Corporation; he shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, disburse the funds of the Corporation as may be required, and cause the books and records of account to be kept in accordance with generally accepted accounting practices and principles.

     Section 10.  Controller.  The Controller shall be the accounting officer of
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the Corporation. The Controller shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the Corporation, establish and administer an adequate plan for the control of operations (including systems and procedures required to properly maintain internal controls on all financial transactions of the Corporation), prepare, or cause to be prepared, statements of the financial condition of the Corporation and proper profit and loss statements covering the operations of the Corporation and such other and additional financial statements, if any, as required by the Chairman of the Board, the President or the Board of Directors, and to perform such other duties as may be assigned, from time to time, to him by the Chairman of the Board, the President or the Board of Directors.

     Section 11.  Delegation of Power.  During the absence, disqualification or
                  -------------------
inability to act of any of the officers of the Corporation, other than the Chairman or Vice Chairman of the Board of Directors or the President, the Chairman of the Board of Directors or the President by written order of the Board of Directors by resolution may delegate the powers of such officer to any other officer or employee of the Corporation.

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                                   ARTICLE V

                               SHARE CERTIFICATES

     Section 1.  Form.  Shares of the Corporation shall, when fully paid, be
                 ----
evidenced by certificates in such form as may be required by law and approved by the Board of Directors. Subject to the provisions of Section 2 below, certificates shall be signed by any two of the Chairman, Vice Chairman, Executive Vice President or Secretary of the Corporation. Certificates may (but need not) be sealed with the seal of the Corporation or a facsimile thereof.

     Section 2.  Signatures. The signatures of the officers upon a stock
                 ----------
certificate issued by the Corporation may be facsimiles if such stock certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed, or whose facsimile signature has been placed upon a stock certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Section 3.  Transfer.  The Board of Directors shall have power and
                 --------
authority to make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates for the shares transferred accompanied by assignments in writing by the owners or their attorneys-in-fact.

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     Section 4.  Restrictions on Transfer.  A restriction on the transfer or
                 ------------------------
registration of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is lawful and its existence is noted conspicuously on the front or back of the certificate representing the shares.

     Section 5.  Lost or Destroyed Share Certificates. The Corporation may issue
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a new share certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     Section 1.  Corporate Seal.  The corporate seal of the Corporation shall be
                 --------------
circular and shall have inscribed thereon, within and around the circumference, "MARKEL HOLDINGS INC.". In the center shall be the word "SEAL".

     Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be
                 -----------
determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

     Section 3.  Amendments.  These Bylaws may be amended or repealed, and new
                 ----------
Bylaws may be made at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

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